Exhibit 10.7

                               EP MEDSYSTEMS, INC.

                             2002 STOCK OPTION PLAN

1. DEFINITIONS

      As used herein, the following terms shall have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

      1.1 "Board" - The Board of Directors of the Company.

      1.2 "Committee" - The Compensation Committee of the Company, being comprised of two or more members of the Board appointed by the Board to administer the Plan. The Committee shall consist solely of directors who are "nonemployee directors" within the meaning of Regulation 16b-3 under Section 16 of the Securities Exchange Act of 1934, as such regulations may be amended from time to time. To the extent feasible, the members of the Committee shall also be "outside directors" as that term is defined in the Treasury Regulations under
Section 162(m) of the Code.

      1.3 "Company" - EP MedSystems, Inc., a New Jersey corporation, and any Subsidiary thereof.

      1.4 "Code" - The United States Internal Revenue Code of 1986, as from time to time amended.

      1.5 "Eligible Participant" - Any person who is an officer, employee, advisor or consultant of the Company as determined by the Committee.

      1.6 "Fair Market Value" - The per share fair market value of the Stock of the Company, determined by and in accordance with such valuation procedures and methods as are established from time to time by the Committee in good faith and in accordance with the provisions of the Code and any regulations promulgated thereunder. In particular, Treasury Regulation 20.2031-2(c) provides that fair market value may be determined by taking the mean between the bona fide bid and ask prices on the valuation date, or if none, by taking a weighted average of the means between the bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the valuation date, if both such nearest dates are within a reasonable period; if such bid and ask prices are unavailable, fair market value is to be determined by taking into consideration the Company's net worth, prospective earning power and dividend paying capacity and other relevant factors such as good will, economic outlook in the Company's industry, the Company's position in the industry and its management, the size of the block of stock to be valued, and the values of stock of corporation engaged in the same or similar lines of business.

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      1.7 "Option" - An option to purchase Stock of the Company granted pursuant to the provisions of the Plan. Options granted to officers and employees may be either (a) Incentive Stock Options as defined in Section 422 of the Code
("ISOs") or (b) non-statutory stock options ("NQSOs") or any combination thereof at the discretion of the Committee. Options granted to advisors and consultants shall be NQSOs. The status of each grant as an ISO or NQSO shall be clearly set forth at the time of the grant of the Option, provided, however, that in the event that the aggregate fair market value (determined as of the date(s) of grant) of the shares of stock with respect to which an ISO become exercisable for the first time by an Optionee exceeds $100,000 in any calendar year, the Options with respect to the excess shares will be NQSOs notwithstanding anything contained in the grant of the Option to the contrary.

      1.8 "Optionee" - The person to whom an Option has been granted pursuant to the provisions of the Plan.

      1.9 "Option Price" - The per share exercise price of the Stock with respect to which an Option has been granted under the Plan.

      1.10 "Plan" - The EP MedSystems, Inc. 2002 Stock Option Plan.

      1.11 "Stock" - The common stock of the Company.

      1.12 "Subsidiary" - Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns securities possessing 50% or more of the total combined voting power of all classes of securities in one of the other corporations in such chain.

2. ESTABLISHMENT AND PURPOSE OF PLAN

      2.1 Establishment of Plan. The Company hereby establishes the Plan to reward and provide incentives for those Eligible Participants who are primarily responsible for the future growth, development and financial success of the Company or a Subsidiary.

      2.2 Purpose of Plan. The purpose of the Plan is to advance the interests of the Company and its shareholders by affording to Eligible Participants of the Company an opportunity to acquire or increase their proprietary interest in the Company by the grant to such Eligible Participants of Options to purchase Stock in the Company pursuant to the terms of the Plan. By encouraging such Eligible Participants to become owners of shares of Stock in the Company, the Company seeks to motivate, retain and attract those highly competent individuals upon whose judgment, initiative, leadership and continued efforts the success of the Company in large measure depends.

      2.3 Effective Date of Plan. The Plan shall become effective on the date (the "Effective Date") of its adoption by the Board; provided, however, that no Option intended to be an ISO shall be exercisable by an Optionee unless and until the Plan shall have been approved by the shareholders of the Company within 12 months before or after the date of adoption of the Plan by the Board.


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      2.4 Expiration of the Plan. Except with respect to Options then outstanding, the Plan shall expire on the earliest to occur of (a) the tenth anniversary of the date on which the Plan was adopted by the Board, (b) the tenth anniversary of the date on which the Plan was approved by the shareholders of the Company, or (c) the date as of which the Board, in its sole discretion, determines to terminate the Plan (the "Expiration Date"). Any Options outstanding as of the Expiration Date shall remain in effect until they have been exercised or have terminated or expired by their respective terms or as otherwise provided under the Plan.

3. STOCK SUBJECT TO PLAN

      3.1 Limitations. Subject to adjustment pursuant to the provisions of
Section 3.2 hereof, the number of shares of Stock of the Company which may be issued and sold or awarded under the Plan shall not exceed 1,000,000 shares.

      3.2 Adjustments.

            (a) Anti-Dilution. In the event that the outstanding shares of Stock of the Company are hereafter changed or converted into, or exchanged or exchangeable for, a different number or kind of shares or other securities of the Company or of another corporation by reason of a reorganization, merger, consolidation, recapitalization, reclassification, combination of shares, stock dividend, stock split or reverse stock split, appropriate adjustment shall be made in the number of shares and kind of stock which may be granted subject to the provisions of Section 3.1, and subject to unexercised Options, to the end that the Optionee's proportionate interest shall be maintained as before the occurrence of such event.

            (b) Non-survival of the Company. In the event of a dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation, each outstanding Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such liquidation, dissolution, merger or combination, to exercise his or her Option, in whole or in part, to the extent that such Option is then otherwise exercisable and has not previously been exercised, provided, however, that no adjustment shall be made to an ISO which would constitute a "modification" of such Option, as such term is defined in Section 424(h)(3) of the Code.

      3.3 Effect of Exercise or Termination of Option. Shares of Stock with respect to which an Option granted under the Plan shall have been exercised shall not again be available for grant under the Plan. In the event that Options granted under the Plan shall terminate, expire or be canceled for any reason without being wholly exercised, new Options may be granted under the Plan with respect to shares of Stock covered by the unexercised portion of such terminated, expired or canceled Options, all of which may be granted as ISOs.

      3.4 Character of Shares. The shares of Stock issuable upon exercise of an Option granted under the Plan may be (i) authorized but unissued shares of Stock, (ii) shares of Stock held in the Company's treasury, or (iii) a combination of both.


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      3.5 Reservation of Shares. The number of shares of Stock reserved by the
Company for issuance under the Plan shall at no time be less than the maximum number of shares which may be purchased at any time pursuant to outstanding Options.

4. ADMINISTRATION OF THE PLAN

      4.1 Administration by Committee. Options under the Plan shall be granted and the Plan shall be administered by the Committee or such other committee as the Board of Directors of the Company shall determine in its discretion. If no committee is appointed, reference to the "Committee" shall be deemed to refer to the Board of Directors of the Company.

      4.2 Powers and Duties. Subject to the provisions of the Plan, the Committee shall have sole discretion and authority to determine the Eligible Participants to whom Options shall be granted, the number of shares to be covered by any such Option, and the time or times at which any Option may be granted or exercised. The Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the details and provisions of each Option Agreement executed pursuant to the Plan, and to make all other determinations necessary or advisable in the administration of the Plan.

      4.3 Quorum and Majority Rule. A majority of the then members of the Committee shall constitute a quorum and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all of the members of the Committee, as the case may be, shall constitute the action of the Committee.

      4.4 Liability of Committee. No member of the Committee shall be liable for any action, determination or interpretation under any provision of the Plan or otherwise if such action, determination or interpretation was done or made in good faith by such member of the Board or Committee.

5. OPTIONS GRANTED UNDER THE PLAN

      5.1 Grant of Options. Options shall be granted only to Eligible Participants. An Eligible Participant may be granted one or more Options. Each Option granted under the Plan shall be evidenced by a writing addressed to the Optionee and dated as of the date that the Option is granted by the Committee (an "Option Agreement"). The Option Agreement shall contain such terms and conditions as shall be determined by the Committee, consistent with the Plan.

      5.2 Participation Limitation. The aggregate Fair Market Value of the Stock with respect to which Incentive Stock Options become exercisable for the first time by any Optionee in any calendar year shall not exceed $100,000. The aggregate Fair Market Value of the Stock with respect to which Options are granted shall be determined as of the date or dates the Options are granted and the foregoing provisions shall be applied by aggregating all Incentive Stock Options granted to an Optionee by the Company.


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      5.3 Option Price. The Option Price of the Stock subject to each Option shall be determined by the Committee, provided, however, that in the case of an Incentive Stock Option the Option Price shall not be less than 100%, or, in the case of an Incentive Stock Option granted to an individual who, immediately after the grant, would own, within the meaning of Section 424(d) of the Code, more than 10% of the voting stock of the Company, 110%, of the Fair Market Value of the Stock on the date the Option is granted.

      5.4 Option Exercise Period. The period during which any Option granted under the Plan may be exercised shall not be more than ten years or, in the case of an Incentive Stock Option granted to an individual who, immediately after the grant, would own more than 10% of the voting stock of the Company, five years, from the date of grant of the Option.

      5.5 Option Exercise.

            (a) Procedure for Exercise. An Option granted pursuant to the Plan shall be exercisable, in whole or in part, at such time or times or within such period or periods, or upon the occurrence of such event or events, as shall be determined by the Committee and set forth in the Option Agreement. If an Option is not at the time of grant immediately exercisable in full, the Committee may
(i) in the Option Agreement evidencing such Option provide for the acceleration of the exercise date or dates of such Option, in whole or in part, upon the occurrence of specified events, or (ii) at any time prior to the complete expiration of an Option, accelerate, in whole or in part, the exercise date or dates of the Option. Exercise shall be effected prior to the termination of the Option by delivery by the Optionee of written notice to the Company specifying the number of shares of Stock to be purchased accompanied by full payment for such shares of Stock. The right of exercise shall be cumulative. Full payment shall be in cash, or at the discretion of the Committee, by the Optionee's note payable over such period of time, at such rate of interest and in form and substance as shall be satisfactory to the Committee.

            (b) Restrictions on Exercise.

                  (i) No Option by its terms shall be exercisable after the
            expiration of ten years from the date such Option is granted.

                  (ii) No Option may be exercised at a time when the exercise thereof or the issuance or transfer of shares upon such exercise would, in the opinion of the Committee, constitute a violation of any law, federal, state, local or foreign, or any regulations thereunder, or the requirements of the Nasdaq Stock Market or any other national securities exchange or market.

                  (iii) No Option granted pursuant to the Plan may be assigned or otherwise transferred by an Optionee and shall be exercisable during the lifetime of the Optionee only by him or her.

                  (iv) The Committee, in its discretion, may require an Optionee to (A) represent in writing that the shares of Stock to be received upon exercise of an Option are being acquired for his or her own account for investment and not with


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            a view to distribution thereof, nor with any present intention of distributing the same, and (B) make such other representations and warranties as are deemed necessary by counsel to the Company. Unless Shares issuable upon the exercise of Options are registered by the Company, stock certificates representing shares of Stock not registered under the Securities Act of 1933, as amended (the "1933 Act"), acquired upon the exercise of Options shall bear a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

                  (v) No Option may be exercised for any fractional share.

            (c) Vesting.

                  (i) Any Options granted pursuant to this Plan shall vest and be exercisable according to the terms hereof at such times and under such conditions as determined by the Committee or as set forth in the Optionee's Option Agreement.

                  (ii) The Committee may, in its discretion, as to outstanding
            Options (A) accelerate the exercise date or dates of the Options pursuant to Section 5.5(a) hereof, (B) upon written notice to the holders thereof, provided the Options have been accelerated pursuant to Clause (A) above, terminate all such Options prior to the consummation of a transaction unless exercised within a prescribed period, (C) provide for payment of an amount equal to the excess of the Fair Market Value, as determined by the Committee, over the Option Price of such shares as of the date of a transaction, in exchange for the surrender of the right to exercise such Options, or
            (D) provide for the assumption of such Options, or the substitution therefor of new Options, by a successor corporation or entity, provided, however, that with respect to ISOs, the requirements of
            Section 424 of the Code shall be met.

      5.6 Termination of Option.

            (a) Expiration or Termination of Employment. Except as specifically provided in Section 3.2(b) and Sections 5.6(b) and 5.6(c) hereof, the Options granted hereunder shall terminate as of the close of business on the earliest to occur of the date of (i) expiration of the Exercise Period, (ii) an event of default or breach by an Optionee of the terms and conditions of the grant of the Option, or (iii) termination of an Optionee's employment or engagement as an


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agent or consultant with the Company for cause. If an Optionee's employment is terminated other than for cause, death (as provided in subsection (b) below) or retirement or disability (both as provided in subsection (c) below), the Optionee must exercise his or her Option, if at all and only to the extent the Option is exercisable at termination, within 30 days from the date of such termination, in accordance with the terms of the Plan.

            (b) Death of Optionee. In the event that an Optionee dies prior to the exercise of his or her Option in full, the Option may be exercised by the Optionee's executors, administrators or heirs within one year after the date of the Optionee's death, provided such death occurred during the Optionee's employment or engagement as an agent or consultant with the Company or within three months following the termination of his or her employment with the Company by reason of the Optionee's retirement after reaching the age of 65 years or the Optionee's retirement after becoming permanently disabled. Such Option may be so exercised by the Optionee's executors, administrators or heirs only with respect to that number of shares of Stock which the Optionee had an Option to purchase and which Option was exercisable (but had not theretofore been exercised) as of the date of the earlier of the (i) retirement of the Optionee after reaching the age of 65 years or after becoming permanently disabled, or (ii) death of the Optionee. In no event may the Option be exercised at any time after the expiration of the Option Exercise Period set forth in Section 5.4 hereof.

            (c) Retirement or Disability. If an Optionee's employment with the Company is terminated prior to the exercise of his or her Option in full, by reason of the Optionee's retirement after reaching the age of 65 years or by reason of the Optionee's retirement after becoming permanently disabled, the Optionee shall have the right, during the period ending three months after the date of his or her termination of employment, to exercise the Option. Such Option may be exercised by the Optionee only with respect to that number of shares of Stock which the Optionee had an Option to purchase and which Option was exercisable (but had not theretofore been exercised) as of the date of the earlier of (i) the retirement of the Optionee after reaching the age of 65 years, or (ii) the date the Optionee becomes permanently disabled. In no event may the Option be exercised at any time after the expiration of the Option Exercise Period set forth in Section 5.4 hereof.

      5.7 Rights as Shareholder. An Optionee shall have no rights as a shareholder of the Company with respect to any shares of Stock subject to an Option prior to purchase of such shares of Stock by exercise of such Option as provided in the Plan.

      5.8 Right of the Company to Terminate Employment. Nothing contained in the Plan or any Option granted under the Plan shall confer on an Optionee any right to continued employment by the Company or interfere in any way with the right of the Company or a Subsidiary to terminate an Optionee's employment with it any time for any reason or for no reason.

6. DELIVERY OF STOCK CERTIFICATES

      6.1 Delivery of Stock Certificates. The Company shall not be required to issue or deliver any certificate for shares of Stock purchased upon the exercise of all or any portion of


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any Option granted under the Plan prior to the fulfillment of any of the following conditions which may, from time to time, be applicable to the issuance of the Stock:

            (a) Listing of Shares. The admission of such shares of Stock to listing on (i) all stock exchanges on which the Stock of the Company is then listed or (ii) the Nasdaq Stock Market.

            (b) Registration and/or Qualification of Shares. The completion of any registration or other qualification of such shares of Stock under any federal or state securities laws or under the regulations promulgated by the Securities and Exchange Commission or any other federal or state governmental regulatory body, which the Committee shall deem necessary or advisable. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933, as amended, or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulations or requirement.

            (c) Approval or Clearance. The obtaining of any approval or clearance from any federal or state governmental agency which the Committee shall determine to be necessary or advisable.

            (d) Reasonable Lapse of Time. The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience.

7. TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

      7.1 Termination, Amendment and Modification of Plan. The Board may at any time terminate, modify or amend the Plan; provided, however, that if the approval of the shareholders of the Company shall be required for any modification or amendment under Section 422 of the Code, with respect to ISOs, or under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, with respect to shares of Stock registered under such Act, such approval shall be obtained before such modification or amendment shall become effective. Subject to the foregoing, the Board may (i) modify the requirements for eligibility for participation or change the class of Eligible Participants to whom Options may be granted under the Plan; (ii) increase the benefits accruing to Eligible Participants with respect to Options granted under the Plan or (iii) terminate the Plan at any time or amend or modify the Plan at any time or from time to time provided, however, that no such action of the Board shall do any of the following:

            (a) Increase Number of Shares. Except as contemplated in Section 3.2 of the Plan, increase the total number of shares of Stock subject to the Plan without the approval of shareholders.

            (b) Change Terms of Outstanding Options. Change the Option Price or otherwise alter or impair any Option previously granted to an Optionee under the Plan without the consent of the Optionee.


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      Notwithstanding the foregoing, no termination, modification or amendment of the Plan may, without the consent of an Optionee, adversely affect his or her rights under an option previously granted to such Optionee.

8. MISCELLANEOUS

      8.1 Plan Binding on the Successors. The Plan shall be binding upon the successors and assigns of the Company.

      8.2 Withholding Taxes. The Company may deduct from any cash payments due to an Optionee upon exercise of an Option any federal, state or local withholding taxes and employment taxes relating thereto or, as a condition of delivery of any shares subject to Option due upon such exercise, require the Optionee to remit, or, in appropriate cases, agree to remit when due, an amount sufficient to satisfy such taxes; provided, however, that, subject to the prior approval of the Committee, the Optionee may, in whole or in part, satisfy such obligations (a) by permitting the Company to withhold some or all of the shares subject to Option, or (b) by delivering shares of Stock already owned by him or her. Shares so withheld or delivered shall have a fair market value, as determined by the Committee, equal to such obligations as of the date or dates the amounts of such taxes are required to be determined. At the time of any disqualifying disposition, the Optionee shall remit to the Company in cash the amount of any such taxes relating to such disposition.

      8.3 Governing Law. The validity and construction of the Plan and the Option Agreements shall be construed in accordance with and governed by the law of the State of New Jersey.


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